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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: August 25, 2000

                               INSILCO HOLDING CO.
                               -------------------
             (Exact Name of Registrant as specified in its charter)




           Delaware                      0-24813                06-1158291
           --------                      -------                ----------
(State or other jurisdiction of    (Commission File No.)      (IRS Employer
 incorporation or organization)                           Identification Number)



                              425 Metro Place North
                                   Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468
                                 --------------
               (Address, including zip code, and telephone number
                       including area code of Registrant's
                          principal executive offices)

================================================================================

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

     On August 25, 2000, Insilco Holding Co., (the "Company") completed a transaction agreement, dated as of July 20, 2000, with ThermaSys Holding Company, pursuant to which ThermaSys purchased all of the businesses comprising the Company's automotive components business segment. ThermaSys is a newly organized entity wholly owned by the merchant banking units of Donaldson Lufkin & Jenrette and CitiCorp, which units also together beneficially own approximately 90% of the Company's outstanding common stock.

     The net proceeds of $143.8 million were determined by arm's-length negotiations between the parties and, in the case of Insilco Holding Co, were approved by a special committee of Insilco Holding Co.'s Board of Directors comprised of the Insilco Holding Co.'s independent director. The net proceeds of the transaction were used to repay the outstanding principal of Insilco Technologies Inc.'s Credit Facility.

     The Company's press release issued August 28, 2000, is attached as an exhibit and is incorporated herein by reference.

ITEM 5.   OTHER EVENTS

     The Company also announced it changed the name of Insilco Corporation to Insilco Technologies, Inc. (IT), amended and restated IT's previous Bank Credit Agreement and Facilities and completed IT's acquisition of Precision Cable Manufacturing Company (PCM), a Texas-based custom wire and cable assembler. The name change was made to reflect the telecommunication and electronics nature of the remaining businesses. The Company amended and restated IT's previous Bank Credit Agreement and Bank Credit Facilities to include a $35.0 million Term A Facility, a $125.0 million Term B Facility, and a $50.0 million undrawn Revolving Credit Facility, which has available an additional tack-on of $25.0 million. Proceeds from the new Bank Credit Facilities were used to payoff the balances of the previous Bank Credit Facilities, acquire PCM, pay fees and expenses, and increase cash balances. The PCM acquisition will be accounted for using the purchase method of accounting. The acquisition did not result in a significant business combination within the definition provided by the Securities and Exchange Commission and therefore, pro forma financial information has not been presented.

     Insilco Technologies, Inc.'s credit agreement, dated August 25, 2000, is attached as an exhibit and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired
---      -----------------------------------------

           Not applicable.

(b)      Forma financial Information
---      ---------------------------

           The following unaudited pro forma condensed consolidated financial statements are filed with this report:

              Pro Forma Condensed Consolidated Balance
                Sheet as of June 30, 2000                             Page F-1

              Pro Forma Condensed Consolidated Statement
                Of Operations
                       Six months ended June 30, 2000                 Page F-2
                       Year ended December 31, 1999                   Page F-3

     The following pro forma unaudited condensed balance sheet as of June 20, 2000 presents the estimated impact of the sale of the automotive components businesses as discussed in Item 2 on the Company's consolidated financial position assuming such sale had occurred at June 30, 2000. The following pro forma unaudited condensed consolidated statements of operations for the six months ended June 30, 2000 and the year ended December 31, 1999 present the estimated impact of the sale of the automotive components businesses on the Company's historical consolidated statements of operations as if such sale had occurred at the beginning of the applicable period. The nonrecurring transactions related directly to the sale are excluded from the pro forma statements of operations. The significant assumptions utilized for the pro forma financial statements include: (i) the net proceeds will be utilized to reduce the outstanding debt described above;
     (ii) the interest rates for the outstanding debt are based upon the weighted average rates during the applicable period; (iii) deferred tax assets representing net operating losses will be used to minimize the tax effect of the gain on the sale; and (iv) income tax expense (benefit) attributable to the pro forma transactions is provided at the statutory tax rate.

     The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon assumptions deemed proper. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company or of the financial position or results of operations that would have actually occurred had the transaction been in effect as of the date or for the periods presented.

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the Company.

     (c)   Exhibits.
     ---   ---------


           Exhibit No.                       Description
           -----------                       -----------

              2 (a) Transaction Agreement, dated July 20, 2000, by and among Insilco Holding Co. (and certain of its subsidiaries) and ThermaSys Holding Company (and certain of its subsidiaries). (Reference made to
                         Exhibit 2(a) in the Form 8-K dated July 20, 2000, and filed with the SEC on July 26, 2000.)

             99 (a)      Press release of Insilco Holding Co. issued August 28,
                         2000.

             99 (b) Credit Agreement dated August 25, 2000, among Insilco Technologies, Inc., TAT Technology, Inc., Various Financial Institutions, Bank One, NA, DLJ Capital Funding, Inc., and Huntington Bank.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 INSILCO TECHNOLOGIES, INC.
                                           -------------------------------------
                                           Registrant

Date: September 7, 2000               By: /s/   Michael R. Elia
                                          ------------------------
                                          Michael R. Elia
                                          Senior Vice President, Chief Financial
                                          Officer, Treasurer and Secretary

                                  EXHIBIT INDEX
                                  -------------



           Exhibit No.                       Description
           -----------                       -----------

              2 (a) Transaction Agreement, dated July 20, 2000, by and among Insilco Holding Co. (and certain of its subsidiaries) and ThermaSys Holding Company (and certain of its subsidiaries). (Reference made to
                         Exhibit 2(a) in the Form 8-K dated July 20, 2000, and filed with the SEC on July 26, 2000.)

             99 (a)      Press release of Insilco Holding Co. issued August 28,
                         2000.

             99 (b) Credit Agreement dated August 25, 2000, among Insilco Technologies, Inc., TAT Technology, Inc., Various Financial Institutions, Bank One, NA, DLJ Capital Funding, Inc., and Huntington Bank.

                      Insilco Holding Co. and Subsidiaries
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               As of June 30, 2000
                                 (In thousands)

                                                                                             Automotive
                                                                                             Businesses
                                                                                                Sale
                                       Assets                                 Historical     Adjustments        Pro Forma
                                       ------                                 ----------     -----------        ---------
Current assets:
   Cash and cash equivalents                                                   $   3,705                            3,705
   Trade receivables, net                                                         60,308                           60,308
   Other receivables                                                                 899                              899
   Inventories, net                                                               48,255                           48,255
   Deferred taxes                                                                  9,572         (1,293)(3)         8,279
   Net assets of discontinued operations                                         106,685       (106,685)(1)          --
   Prepaid expenses and other current assets                                       2,078                            2,078
                                                                               ---------      ---------         ---------
        Total current assets                                                     231,502       (107,978)          123,524
Property, plant and equipment, net                                                49,655                           49,655
Goodwill, net                                                                     87,407                           87,407
Other assets and deferred charges                                                 17,162                           17,162
                                                                               ---------      ---------         ---------
        Total assets                                                           $ 385,726       (107,978)          277,748
                                                                               =========      =========         =========
                       Liabilities and Stockholder's Deficit
Current liabilities:
   Current portion of long-term debt                                           $   1,266                            1,266
   Accounts payable                                                               26,164                           26,164
   Accrued expenses                                                               27,265            300 (2)        27,565
   Income taxes payable                                                           15,013          7,056 (3)        22,069
   Other current liabilities                                                       7,581                            7,581
                                                                               ---------      ---------         ---------
        Total current liabilities                                                 77,289          7,356            84,645
Long-term debt, excluding current portion                                        432,327       (143,782)(4)       288,545
Other long-term obligations, excluding current portion                            35,007          5,352 (3)        40,359
Minority interest                                                                    100                              100
15% Preferred stock; 3,000,000 shares authorized; 1,497,890 shares and
  1,400,000 shares issued and outstanding at June 30, 2000 and
  December 31, 1999, respectively                                                 43,472                           43,472
Stockholders' deficit:
   Common stock, $.001 par value; 15,000,000 shares authorized;
   1,478,987 shares issued and 1,471,769 outstanding at June 30, 2000, and
   1,472,487 shares issued and 1,455,335 outstanding at December 31, 1999              1                                1
   Treasury stock, at cost                                                          (480)                            (480)
   Additional paid-in capital                                                     62,851                           62,851
   Accumulated deficit                                                          (261,213)        23,096 (5)      (238,117)
   Accumulated other comprehensive loss                                           (3,628)                          (3,628)
                                                                               ---------      ---------         ---------
   Total liabilities and stockholder's deficit                                 $ 385,726       (107,978)          277,748
                                                                               =========      =========         =========

1)  To record the removal of the net assets of the automotive components businesses.

2)  To record the accrual of expenses related to the sale.

3)  To record the reduction of the deferred tax asset, the accrual of capital gains tax and the increase in long term taxes payable.

4)  To record the reduction in debt from the net proceeds of the sale.

5)  To record the net gain on the sale.

                      INSILCO HOLDING CO. AND SUBSIDIARIES

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                         Six Months Ended June 30, 2000
                      (In thousands, except per share data)

                                                                        TAT                         Automotive
                                                          (1)       Net Purchase      Taylor        Businesses
                                                          TAT       and Interest     Interest        Interest
                                           Historical  Operations   Adjustments     Adjustments     Adjustment       Pro Forma
                                           ----------  ----------   -----------     -----------     ----------       ---------
Net sales                                  $ 170,669        5,819         --              --              --           176,488

Cost of goods sold                           123,864        3,709         --              --              --           127,573
Depreciation and amortization                  6,679           13          517(2)         --              --             7,209
Selling, general and administrative           23,955        1,224         --              --              --            25,179
Restructuring Charge                            --           --           --              --              --              --
                                           ---------    ---------    ---------       ---------       ---------       ---------

          Operating income (loss)             16,171          873         (517)           --              --            16,527

Other Income (expense):
      Interest expense                       (25,758)        --         (1,141)(3)         938(5)        6,488(7)      (19,473)
      Interest income                            153           21         --              --              --               174
      Other income, net                         (404)        --           --              --              --              (404)
                                           ---------    ---------    ---------       ---------       ---------       ---------


          Income (loss) from continuing
          operations before income taxes      (9,838)         894       (1,658)            938           6,488          (3,176)

Income tax (expense) benefit                   1,629         (309)         422(4)         (347)(6)      (2,401)(8)      (1,006)
                                           ---------    ---------    ---------       ---------       ---------       ---------

          Net income (loss)                   (8,209)         585       (1,236)            591           4,087          (4,182)

Preferred stock dividend                      (3,359)        --           --              --              --            (3,359)
                                           ---------    ---------    ---------       ---------       ---------       ---------

          Net income (loss) available
          to common                        $ (11,568)         585       (1,236)            591           4,087          (7,541)
                                           =========    =========    =========       =========       =========       =========

 Basic loss available per common share:
       Loss per share available to common  $   (7.56)                                                                    (4.93)

       Basic shares                            1,531                                                                     1,531

 Diluted loss available per common share:
       Loss per share available to common  $   (7.56)                                                                    (4.93)

       Diluted shares                          1,531                                                                     1,531

     1)  To include TAT Technologies 1 1/2 month translated statement of operations in our financial statement.

     2)  To reflect 1 1/2 months amortization of goodwill based on a straight-line basis over 20 years.

     3)  To reflect 1 1/2 months interest expense on borrowings under Insilco Technologies, Inc.'s credit facility to finance the acquisition. Interest is calculated on the new debt of $102.1 million less the cash acquired of $3.6 million using an assumed interest rate of 9 percent. A change of 1/8 percent in the interest rate would result in a change in interest expense and net income of $16 and $10, before and after taxes, respectively.

     4)  To reflect the tax effect of the deductible pro forma adjustments at a statutory rate, 35 percent for federal and 2 percent for state. The amortization of the goodwill is not tax deductible.

     5)  To reflect 1 1/2 months decrease in interest expense resulting from the reduction of Insilco Technologies, Inc.'s credit facility from the proceeds of the Taylor transaction. Interest is calculated on the decrease in debt of $92.8 million at an assumed interest rate of 9 percent. A change of 1/8 percent in the interest rate would result in a change in interest expense and net income of $13 and $8, before and after taxes, respectively.

     6)  To reflect the tax effect of the deductible pro forma adjustments at a statutory rate, 35 percent for federal and 2 percent for state.

     7)  To reflect a decrease in interest expense resulting from the reduction of Insilco Technologies, Inc.'s credit facility from the proceeds of the ThermaSys transaction. Interest is calculated on the decrease in debt of $143.8 million at an assumed interest rate of 9 percent. A change of 1/8 percent in the interest rate would result in a change in interest expense and net income of $90 and $58, before and after taxes, respectively.

     8)  To reflect the tax effect of the deductible pro forma adjustments at a statutory rate, 35 percent for federal and 2 percent for state.

                      INSILCO HOLDING CO. AND SUBSIDIARIES

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      Twelve Months Ended December 31, 1999
                      (In thousands, except per share data)

                                                                    TAT                          (7)        Automotive
                                                      (1)      Net Purchase      Taylor      Automotive    Businesses
                                                      TAT      and Interest     Interest     Businesses     Interest
                                        Historical Operations  Adjustments     Adjustment    Operations    Adjustment     Pro Forma
                                        ---------- ----------  -----------     ----------    ----------    ----------     ---------
Net sales                               $ 476,355      46,549        --             --         (228,313)        --          294,591

Cost of goods sold                        367,905      29,668        --             --         (176,501)        --          221,072
Depreciation and amortization              19,541         100       4,136(2)        --           (9,365)        --           14,412
Selling, general and administrative        60,450       9,795        --             --          (20,303)        --           49,942
Restructuring Charge                        6,382        --          --             --             (595)        --            5,787
                                        ---------   ---------   ---------      ---------      ---------    ---------      ---------

       Operating income (loss)             22,077       6,986      (4,136)          --          (21,549)        --            3,378

Other Income (expense):
   Interest expense                       (47,279)       --        (8,861)(3)      8,352(5)          23       12,940(8)     (34,825)
   Interest income                            389         164        --             --                2         --              555
   Equity in net income of Thermalex        3,043        --          --             --           (3,043)        --             --
   Other income, net                       10,064        --          --             --           (7,590)        --            2,474
                                        ---------   ---------   ---------      ---------      ---------    ---------      ---------

       Income (loss) from continuing
       operations before income taxes     (11,706)      7,150     (12,997)         8,352        (32,157)      12,940        (28,418)

Income tax (expense) benefit                8,112      (2,470)      3,279(4)      (3,090)(6)     11,355       (4,788)(9)     12,398
                                        ---------   ---------   ---------      ---------      ---------    ---------      ---------

       Net income (loss)                   (3,594)      4,680      (9,718)         5,262        (20,802)       8,152        (16,020)

Preferred stock dividend                   (6,019)       --          --             --             --           --           (6,019)
                                        ---------   ---------   ---------      ---------      ---------    ---------      ---------

       Net income (loss) available
       to common                        $  (9,613)      4,680      (9,718)         5,262        (20,802)       8,152        (22,039)
                                        =========   =========   =========      =========      =========    =========      =========

 Basic loss available per common share:
    Loss per share available to common  $  (6.17)                                                                            (14.15)

    Basic shares                            1,558                                                                             1,558

 Diluted loss available per common share:
    Loss per share available to common  $   (6.17)                                                                           (14.15)

    Diluted shares                          1,558                                                                             1,558

  Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Income:

     1) To include TAT Technologies twelve-month translated statement of operations in our financial statement.

     2) To reflect the increase in amortization due to the amortization of goodwill on a straight-line basis over 20 years.

     3) To reflect interest expense on borrowings under Insilco Technologies, Inc.'s credit facility to finance the acquisition. Interest is calculated on the new debt of $102.1 million less the cash acquired of $3.6 million using an assumed interest rate of 9 percent. A change of 1/8 percent in the interest rate would result in a change in interest expense and net income of $123 and $79, before and after taxes, respectively.

     4) To reflect the tax effect of the deductible pro forma adjustments at a statutory rate, 35 percent for federal and 2 percent for state. The amortization of the goodwill is not tax deductible.

     5) To reflect a decrease in interest expense resulting from the reduction of Insilco Technologies, Inc.'s credit facility from the proceeds of the Taylor transaction. Interest is calculated on the decrease in debt of $92.8 million at an assumed interest rate of 9 percent. A change of 1/8 percent in the interest rate would result in a change in interest expense and net income of $116 and $74, before and after taxes, respectively.

     6) To reflect the tax effect of the deductible pro forma adjustments at a statutory rate, 35 percent for federal and 2 percent for state.

     7) To remove the operations of the automotive components businesses as a result of the sale.

     8) To reflect a decrease in interest expense resulting from the reduction of Insilco Technologies, Inc.'s credit facility from the proceeds of the ThermaSys transaction. Interest is calculated on the decrease in debt of $143.8 million at an assumed interest rate of 9 percent. A change of 1/8 percent in the interest rate would result in a change in interest expense and net income of $180 and $115, before and after taxes, respectively.

     9) To reflect the tax effect of the deductible pro forma adjustments at a statutory rate, 35 percent for federal and 2 percent for state.